DEVELOPMENT AGREEMENT

This Development Agreement ("**Agreement**") is entered into as of this ___ day of ____________, 2004 ("**Effective Date**") by and between (a) Infinium Labs Corporation, a Delaware corporation having a place of business at 2033 Main Street, Suite 309, Sarasota, Florida 34237, United States of America ("**Purchaser**"), and as one party (b) Chicony America, Inc., a California corporation having a place of business at 53 Parker, Irvive, CA 92618, and Chicony Electronics Co., Ltd., a Taiwan, R.O.C._corporation having a place of business at No. 25, Wu-Gong 6th Rd., WuKu Industrial Park, Taipei Hsien, Taiwan, Republic of China (collectively, "**Developer**").

RECITALS

WHEREAS, Purchaser desires that Developer develop product hardware and software which complies with technical product Specifications for the Phantom™ Lapboard assembly described in Exhibit A, to deliver all Development Deliverables listed in Exhibit B, including but not limited to design documents, computer files and engineering prototypes.

WHEREAS, Developer desires to provide such development services pursuant to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the foregoing and of the mutual promises contained herein, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

AGREEMENT

1. **DEFINITIONS**

1.1 "**Agreement**" shall have the meaning set forth in the first paragraph set forth above.

1.2 "**Confidential Information**" shall mean any and all information and materials disclosed by one party ("**Discloser**") to the other party ("**Recipient**") (whether in writing or in oral, graphic, electronic or any other form) that are marked or described as, identified in writing as, or provided under circumstances indicating that such information and materials are confidential or proprietary. The Confidential Information of Purchaser includes, without limitation, all Technical Information (as defined below) and all information and materials provided by Purchaser relating to the Product.

1.3 "**Developer**" shall have the meaning set forth in the first paragraph set forth above.

1.4 "**Effective Date**" shall have the meaning set forth in the first paragraph set forth above.

1.5 "**Initial Term**" shall have the meaning set forth in Section 8.1.

1.6 "**Laws**" shall mean any statute, law, regulation, ordinance, rule, judgment, order, decree, permit, concession, grant, franchise, license, agreement, directive, guideline, policy or rule of common law, or any governmental requirement or other governmental restriction or similar form of decision or determination, or any interpretation or administration of any of the foregoing by any national, state or local government (or any association, organization or institution of which any of the foregoing is a member, or to whose jurisdiction any thereof is subject, or in whose activities any thereof is a participant), whether now or hereafter in effect.

1.7 "Developer Technology" shall mean technology subject to Developer's Proprietary Rights that may be used in the development of or incorporated into the Product by Developer.

1.8 "**Product**" shall mean the Phantom™ Lapboard and related parts as described more fully on Exhibit A attached hereto.

1.9 "**Project**" shall mean the work conducted and services provided by Developer pursuant to this Agreement.

1.10 "**Proprietary Rights**" shall have the meaning set forth in Section 3.4.

1.11 "**Purchaser**" shall have the meaning set forth in the first paragraph set forth above.

1.12 "**Services**" shall have the meaning set forth in Section 3.1.

1.13 "**Specifications**" shall mean the technical, functional, design and other specifications attached hereto as Exhibit A.

1.14 "**Technical Information**" shall mean all information, materials, knowledge, data, drawings and other specifications involving or relating to the design, functionality, generation, manufacture and processing of the Product provided to Developer by Purchaser pursuant to this Agreement, including, without limitation, the Specifications.

1.15 "**Work Product**" shall have the meaning set forth in Section 3.3.

2. **TECHNOLOGY TRANSFER**

2.1 **License Grant.** Subject to the terms and conditions of this Agreement, Purchaser hereby grants to Developer for the term of this Agreement a non-exclusive, non-transferable, non-sublicensable license for Developer to use the Technical Information solely to develop engineering specifications for manufacturing the Product, solely for sale to Purchaser.

2.2 **Restrictions and Reservation of Rights.** Developer agrees not to use the Technical Information except as expressly permitted in Section 2.1. All intellectual property rights in and to the Product, the Work Product, and the Technical Information are and shall at all times be owned by Purchaser, subject only to the license rights expressly granted to Developer in Section 2.1. Any and all rights not expressly granted to Developer herein are reserved by Purchaser.

2.3 **Information Exchange.** Purchaser shall provide to Developer such Technical Information as it determines in its sole discretion is advisable to facilitate Developer's completion of the Project. At Developer's request, Purchaser shall answer reasonable questions with respect to the Technical Information. All Technical Information shall constitute the Confidential Information of Purchaser. At Purchaser's request, Developer shall provide to Purchaser all information and materials reasonably requested by Purchaser with respect to the Project and cooperate with Purchaser in obtaining such information and materials, including, without limitation, any information necessary or useful to allow Purchaser to verify that deliveries of the Product conform to the Specifications.

3. **DEVELOPMENT SERVICES**

3.1 **Services.** Developer shall render the development services set forth on Exhibit B (the "**Services**"), in a timely and professional manner consistent with industry standards, by the completion dates set forth on Exhibit B and in accordance with this Agreement, including, without limitation, timely delivery of the deliverables in accordance with the delivery milestones set forth on Exhibit B. In the event that Purchaser is late in delivering the items for which it is responsible in Exhibit B and such items are required for Developer to deliver the Services and/or any other deliverables, then the time for Developer to deliver the Services and/or any other deliverables shall be extended by the number of days of Purchaser's delay. In performing the Services, Developer agrees to provide its own personnel, equipment, tools and other materials at its own expense. The parties agree that the Services and Specifications may be amended in writing from time to time by the parties, provided that if Purchaser requests changes to the Services and/or Specifications, Developer will in good faith accommodate such changes and will not unreasonably withhold its consent to such changes.

3.2 **No Conflict of Interest.** Developer agrees during the term of the Project not to accept work or enter into any agreement or accept any obligation that is interferes with or prevents Developer's performance under this Agreement or the scope of Services rendered for Purchaser. Developer represents and warrants that, to the best of its knowledge, there is no other existing agreement or duty on Developer's part inconsistent with this Agreement.

3.3 **Work Product.** As used in this Agreement, the term "**Work Product**" shall include, without limitation, all engineering specifications, discoveries, ideas, inventions, concepts, developments, know-how, trade secrets, works of authorship, materials, software (source and object code), HTML, writings,

drawings, designs, processes, techniques, formulas, data, specifications, technology, patent applications (and contributions thereto), and other creations (and any related improvements or modifications to the foregoing or to any Confidential Information of Purchaser), whether or not patentable, relating to any activities of Purchaser that are conceived, created or otherwise developed by or for Developer (alone or with others), or result from or are suggested by any work performed by or for Developer (alone or with others), (a) during the period of Developer's provision of Services to Purchaser, whether before or after the execution of this Agreement, and whether or not conceived of, created or otherwise developed during regular business hours, and (b) if based on Confidential Information of Purchaser, after termination of this Agreement. Except to the extent expressly set forth in this Agreement, Work Product shall include, without limitation, all deliverables and other materials delivered to Purchaser in connection with this Agreement. Work Product does not include Developer Technology.

3.4 Assignment. Purchaser agrees that Developer will maintain all worldwide right, title and interest in Developer Technology. Developer agrees to disclose promptly in writing to Purchaser all Work Product. Developer agrees that any and all Work Product shall be the sole and exclusive property and Confidential Information of Purchaser. Developer hereby irrevocably assigns and agrees to assign to Purchaser all right, title and interest worldwide in and to the Work Product (whether currently existing or conceived, created or otherwise developed later), including, without limitation, all copyrights, trademarks, trade secrets, patents, industrial rights and all other intellectual and proprietary rights related thereto (the "**Proprietary Rights**"), effective immediately upon the inception, conception, creation or development thereof. The Proprietary Rights shall include, without limitation, all rights, whether existing now or in the future, whether statutory or common law, in any jurisdiction in the world, related to the Work Product, together with all national, foreign and state registrations, applications for registration and all renewals and extensions thereof (including, without limitation, any continuations, continuations-in-part, divisionals, reissues, substitutions and reexaminations); all goodwill associated therewith; and all benefits, privileges, causes of action and remedies relating to any of the foregoing, whether before or hereafter accrued (including, without limitation, the exclusive rights to apply for and maintain all such registrations, renewals and extensions; to sue for all past, present and future infringements or other violations of any rights relating thereto; and to settle and retain proceeds from any such actions). Except as may be set forth in the applicable Project Assignment or otherwise agreed in writing by the parties, Developer retains no rights to use the Work Product and agrees not to challenge the validity of Purchaser's ownership in the Work Product.

3.5 License; Waiver of Rights. Developer hereby grants to Purchaser a perpetual, irrevocable, fully paid-up, royalty-free, transferable, sublicensable (through multiple levels of sublicensees), exclusive, worldwide right and license to use, reproduce, distribute, display and perform (whether publicly or otherwise), prepare derivative works of and otherwise modify, make, sell, offer to sell, import and otherwise use and exploit (and have others exercise such rights on behalf of Purchaser) all or any portion of Developer Technology incorporated into the Work Product, in any form or media (now known or later developed). The foregoing license includes, without limitation, the right to make any modifications to such Developer Technology regardless of the effect of such modifications on the integrity of such Developer Technology, and to identify Developer, or not to identify Developer, as one or more authors of or contributors to such Developer Technology or any portion thereof, whether or not such Developer Technology or any portion thereof have been modified. Developer further irrevocably waives any "**moral rights**" or other rights with respect to attribution of authorship or integrity of such Developer Technology that Developer may have under any applicable law under any legal theory. Developer hereby waives and quitclaims to Purchaser any and all claims, of any nature whatsoever, which Developer now or may hereafter have for infringement of any Developer Technology or Proprietary Rights assigned and/or licensed hereunder to Purchaser.

3.6 Assistance. Developer agrees to cooperate with Purchaser or its designee(s), both during and after the term of this Agreement, in applying for, obtaining, perfecting, evidencing, sustaining and enforcing Purchaser's Proprietary Rights in the Work Product, including, without limitation, executing such written instruments as may be prepared by Purchaser and doing such other acts as may be necessary in the opinion of Purchaser to obtain a patent, register a copyright, or otherwise enforce Purchaser's rights in such Work Product (and Developer hereby irrevocably appoints Purchaser and any of its officers and agents as

its attorney in fact to act for and on Developer's behalf and instead of Developer, with the same legal force and effect as if executed by Developer).

4. ACCEPTANCE OF DELIVERABLES

Purchaser shall have thirty (30) days from its receipt of any deliverable under the Project to review and evaluate such deliverable to determine whether the deliverable meets, to Purchaser's reasonable satisfaction, the requirements specific to the particular deliverable as set forth in such Project. If no written rejection is given to Developer by Purchaser within such thirty (30) day period, such deliverable shall be deemed accepted. If Purchaser does not accept such deliverable, Purchaser shall, at Developer's request, provide Developer with a list or description of the inadequacies, defects, deficiencies or other problems in the deliverable that led to the rejection. Developer shall have fifteen (15) days following Purchaser's notice of rejection in which to correct any such problems in the deliverable and to deliver a corrected deliverable to Purchaser for its review and acceptance as set forth above. In the event Purchaser does not accept such corrected deliverable, Purchaser may, in its sole discretion and in addition to any other available remedies, either (a) grant Developer a further fifteen (15) days (or such longer period as Purchaser may, in its sole discretion, decide) in which to correct any problems in such deliverable; or (b) deem Developer's failure to provide to Purchaser an acceptable deliverable to be a default, and immediately terminate this Agreement without further opportunity to cure.

5. PRICE AND PAYMENT

5.1 Development Services Fee. As full compensation for any Services performed by Developer pursuant to the Project, Purchaser shall pay Developer a "Development Fee" for such Services rendered as in the amount and manner set forth in Exhibit C. Developer shall be responsible for all expenses incurred in performing Services under this Agreement. Upon termination of this Agreement (other than for Developer's material breach), Developer shall be paid fees on a proportional basis for Services performed, up to and including the effective date of such termination and such amounts shall be in full satisfaction of any obligation or liability of Purchaser to Developer for payments due to Developer under this Agreement.

6. REPRESENTATIONS, WARRANTIES AND ADDITIONAL COVENANTS

6.1 Products and Services. Developer represents, warrants and covenants that: (a) the services performed (including, without limitation, the Services) and the deliverables furnished hereunder shall meet the quality, operating conditions and performance requirements set forth or referenced in Specifications; (b) any services furnished hereunder (including, without limitation, the Services) shall be performed in a professional and competent manner; (c) the Work Product shall be the original work of Developer, and any persons involved in the development of Work Product have executed (or prior to any such involvement, shall execute) a written agreement with Developer in which such persons (i) assign to Developer all right, title and interest in and to the Work Product in order that Developer may fully grant the rights to Purchaser as provided herein and (ii) agree to be bound by confidentiality and non-disclosure obligations no less restrictive than those set forth in this Agreement. The warranties herein contained are not to be deemed exclusive, and Purchaser shall be entitled to all other warranties and remedies available to it at law or in equity.

6.2 Compliance with Law Generally. Developer represents, warrants and covenants that (a) Developer shall comply with all Laws applicable to its performance pursuant to this Agreement, including, without limitation, the Project and the provision of Products hereunder; and (b) Developer shall at all times perform any work required under this Agreement safely and in a manner which shall present no threat of bodily injury or property damage, and shall enforce compliance with the highest standards of safety and accident prevention found in applicable Laws.

7. INDEMNIFICATION

7.1 Developer agrees to indemnify, defend and hold harmless Purchaser, its affiliates, customers, consultants, employees, successors and assigns (all referred to in this Section 7.1 as "Purchaser") from and against any losses, liabilities, costs, damages, claims, fines, penalties and expenses (including, without limitation, costs of defense or settlement and reasonable attorneys', consultants' and experts' fees) that arise out of or result from: (a) assertions under workers' compensation or similar acts made by persons furnished by Developer; (b) any breach of any representation or warranty by Developer or failure of

Developer to perform its obligations under this Agreement; (c) violation of any Law in any way arising out of or caused or alleged to have been caused by Developer's work or services under this Agreement; or (d) a claim that the Work Product infringes any third party rights, including without limitation Proprietary Rights.

7.2 Purchaser agrees to indemnify, defend and hold harmless Developer, its affiliates, customers, consultants, employees, successors and assigns (all referred to in this Section 7.2 as "Developer") from and against any losses, liabilities, costs, damages, claims, fines, penalties and expenses (including, without limitation, costs of defense or settlement and reasonable attorneys', consultants' and experts' fees) that arise out of or result from:(a) any breach of any representation or warranty by Purchaser or failure of Purchaser to perform its obligations under this Agreement; (c) violation of any Law in any way arising out of or caused or alleged to have been caused by Purchaser's recommendations for completion of the work or services under this Agreement.

8. TERM AND TERMINATION

8.1 Term. The term of this Agreement shall commence on the Effective Date and shall continue until the completion of the Project and acceptance of all deliverables pursuant to Section 4, unless earlier terminated pursuant to Sections 4 or 8.2.

8.2 Termination. Either party may terminate this Agreement in the event that (a) the other party breaches any material provision of this Agreement and such breach continues for a period of thirty (30) calendar days following the receipt by the defaulting party of notice of such breach, or (b) the other party becomes insolvent, is adjudicated bankrupt, voluntarily or involuntarily files a petition for bankruptcy, makes an assignment for the benefit of creditors, seeks any other similar relief under any bankruptcy law or related statues or otherwise becomes financially incapable of performing its obligations in accordance with the terms of this Agreement, and such judgment, assignment or incapacity is not revoked within sixty (60) calendar days.

8.3 Effect of Expiration or Termination. Upon the expiration or the earlier termination of this Agreement: (a) the licenses granted Developer shall immediately terminate, (b) Developer shall immediately comply with the terms of Section 9.3 and deliver within ten (10) days a written certification by an executive officer confirming its compliance therewith; (c) Developer shall promptly deliver to Purchaser all Work Product then in progress (and shall not retain any tangible or electronic copies thereof); and (d) Sections 1, 2.2, 3.3, 3.4, 3.5, 3.6, 5, 6, 7, 8.3, 9, 10 and 11 shall survive. Termination of this Agreement by a party shall be without prejudice to any other right or remedy of such party under this Agreement or applicable law. Termination of this Agreement by either party shall not act as a waiver of any breach of this Agreement and shall not act as a release of either party from any liability for breach of such party's obligations under this Agreement.

9. CONFIDENTIALITY

9.1 Restrictions on Disclosure and Use of Confidential Information. Recipient shall not use the Confidential Information of Discloser except for the purpose of performing its obligations and exercising its rights under this Agreement. Recipient shall maintain the Confidential Information of Discloser with at least the same degree of care it uses to protect its own proprietary information of a similar nature or sensitivity, but no less than reasonable care under the circumstances. Unless Discloser grants specific, written, advance permission to do so, Recipient shall not disclose any Confidential Information to any third party except as provided for in Section 9.2. Recipient shall limit access to the Confidential Information of Discloser to those employees of Recipient who have a need to know such information in order to perform its obligations and exercise its rights under this Agreement and who are bound by confidentiality and non-use obligations to Recipient at least equivalent to Recipient's obligations to Discloser under this Agreement. Should Recipient determine that it needs to disclose Confidential Information of Discloser to any non-employee (including consultants and contractors) in order to perform its obligations or exercise its rights under this Agreement, Recipient shall not do so without the prior written permission of Discloser. Upon receiving such permission, Recipient may proceed, but only after binding any such non-employee to confidentiality and non-use obligations to Recipient at least equivalent to Recipient's obligations to

Discloser under this Agreement. Recipient shall be responsible to Discloser for the acts and omissions of any such non-employee with respect to such confidentiality and non-use obligations.

9.2 Exceptions. The restrictions set forth in Section 9.1 shall not apply with respect to Confidential Information to the extent Recipient can establish by contemporaneous documentation that such information or materials: (a) is available to the public prior to the date of Discloser's disclosure to Recipient or to have become available to the public thereafter without any act or omission by Recipient; (b) was rightfully in Recipient's possession prior to the date of Discloser's disclosure to Recipient and not otherwise restricted as to disclosure; or (c) was disclosed to Recipient without restriction by a third party who had a right to disclose and did not learn it, directly or indirectly, from Discloser. Information or materials shall not be deemed to be "available to the public" or to be "in Recipient's possession" merely if such information or materials can be reconstructed, combined or pieced together from multiple sources that are available to the public or Recipient if no one of those sources actually leads one to the entire combination, together with its meaning and importance. Further, Recipient may disclose Confidential Information of Discloser to the extent required by Law or order of a court of competent jurisdiction, provided that, in such event, Recipient shall provide Discloser prompt, advance notice of such requirement to allow intervention (and shall cooperate with Discloser) to contest or minimize the scope of the disclosure (including through application for a protective order).

9.3 Return of Confidential Information. Upon any expiration or termination of this Agreement or upon the request of Discloser, Recipient shall return or destroy, at Discloser's option, all Confidential Information of Discloser and any copies thereof in tangible form. In addition, Recipient shall promptly destroy and make non-retrievable any electronic or otherwise non-returnable embodiments of the Confidential Information.

10. LIMITATIONS ON LIABILITY

EXCEPT FOR ANY BREACH OF SECTION 9 ("CONFIDENTIALITY"), AND EXCEPT FOR ANY OBLIGATIONS UNDER SECTION 7 ("INDEMNIFICATION"), IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES OF ANY KIND, OR FOR ANY LOSS OF PROFITS, LOSS OF REVENUE, LOSS RESULTING FROM INTERRUPTION OF BUSINESS OR LOSS OF USE OR DATA, WHETHER OR NOT ADVISED OF THE POSSIBILITY OF SUCH LOSS.

11. MISCELLANEOUS

11.1 Remedies. The parties agree that any breach of Section 9 shall cause irreparable harm and significant injury to the non-breaching party which may be difficult to ascertain. Accordingly, the parties agree that each party shall have the right, in addition to any other remedies available to it, to obtain an immediate injunction, without necessity of posting a bond, enjoining any breach by the other party of Section 9. Notwithstanding anything in this Agreement to the contrary, Purchaser shall be entitled under this Agreement to all of the rights and remedies available to a contracting party under the Uniform Commercial Code.

11.2 Subcontractors. If subcontractors are employed, Developer shall be fully responsible for their acts and omissions and the acts and omissions of their employees. There shall be no contractual relationship between any subcontractor and Purchaser. Developer shall indemnify, defend and hold harmless Purchaser from and against any and all liability for payment of Developer's subcontractors and suppliers, including without limitation, mechanic's liens.

11.3 Assignment. Developer shall not assign, sell, transfer, delegate or otherwise dispose of, whether voluntarily or involuntarily, by operation of law or otherwise, any rights or obligations under this Agreement without the prior written consent of Purchaser. Except as provided herein, any purported assignment, transfer or delegation by Developer shall be null and void. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns.

11.4 Governing Law. This Agreement is to be construed in accordance with and governed by the internal laws of the State of California, without giving effect to any choice of law rule that would cause the

application of the laws of any jurisdiction other than the internal laws of the State of California to the rights and duties of the parties. Any legal suit, action or proceeding arising out of or relating to this Agreement shall be commenced in a federal court in the Central District of California or in state court in the County of Los Angeles, California, United States of America, and each party hereto irrevocably submits to the exclusive jurisdiction and venue of any such court in any such suit, action or proceeding.

11.5 Non-Waiver. Failure by either party to insist upon strict performance of any of the terms and conditions hereof, or delay in exercising any rights or remedies provided herein, shall not release the other party from any of the obligations of this Agreement and shall not be deemed a waiver of any rights of such other party to insist upon strict performance thereof.

11.6 Attorney's Fees. In the event either party brings legal action to enforce any provision herein, the prevailing party shall be entitled to collect from the losing party reasonable attorneys' fees and costs incurred.

11.7 Entire Agreement and Modification. No agreement or understanding in any way modifying these terms and conditions, either before or after the execution hereof, shall be binding upon either party unless in writing and signed by both parties. This Agreement, together with its Exhibits attached hereto and incorporated by reference, constitutes the entire agreement between the parties. In the event.

11.8 Status of the Parties. Developer hereby represents and warrants that Developer is engaged in an independent business and shall perform its obligations under this Agreement as an independent contractor and not as an agent or employee of or a joint venturer with Purchaser; that the persons performing the services hereunder are not agents or employees of Purchaser; that Developer has and hereby retains, except as set forth herein, the right to exercise full control with respect to the means of its performance hereunder and full control over the employment, direction, compensation and discharge of all employees, agents and subcontractors assisting in such performance; that Developer shall be solely responsible for all matters relating to payment of such employees, including compliance with worker's compensation, unemployment and disability insurance, social security withholding, and all such matters; and that Developer shall be responsible for the acts of Developer and the acts of all agents, employees and contractors employed by Developer during Developer's performance under this Agreement.

11.9 Severability. If any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

11.10 Notice. All notices required hereunder shall be in writing and shall be deemed to be properly given (a) when delivered personally, (b) three (3) business days after posting if by U.S. first class mail, (c) one (1) business day after dispatch if by internationally recognized overnight courier service (e.g., DHL, Federal Express), with all postage or delivery charges prepaid, or (d) on the day of transmission, if by facsimile transmission, subject to confirmation by the sender's facsimile machine of a complete transmission. All notices shall be addressed to the parties at their addresses set forth in the first paragraph of this Agreement (or to such other address as may be designated by a party by giving written notice to the other party pursuant to this Section).

11.11 Headings. The headings of the Sections in this Agreement are for convenience only and shall not be deemed to affect, qualify, simplify, add to or subtract from the contents of the clauses which they reference.

11.12 Language. The parties agree that this Agreement shall be executed in English, which shall be the official language for all questions and interpretations hereunder.

11.13 Counterparts. This Agreement may be executed in counterparts, by manual or facsimile signature, each of which shall be deemed to be an original and both together shall be deemed to be one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Development Agreement to be duly executed by their authorized representative as of the Effective Date.

INFINIUM LABS CORPORATION

By: ______________________________

Name: ______________________________

Title: ______________________________

CHICONY AMERICA, INC.

By: ______________________________

Name: ______________________________

Title: ______________________________

CHICONY ELECTRONICS CO., LTD

By: ______________________________

Name: ______________________________

Title: ______________________________

Exhibit B
Phantom Lapboard – Development Deliverables

EXHIBIT B MODIFICATION HISTORY

Date	Change Description	Infinium Labs	Chicony	Version Number
24-Sept-04	Preliminary draft 1	Unapproved	Unapproved	01
xx-Sept-04	First Release Name:			
	Title:	President		
	Date:			
	Signature:			

Exhibit B
Phantom Lapboard -- Development Deliverables

PHANTOM LAPBOARD – HARDWARE DESIGN DOCUMENTS

Assembly	Specification	File Type	Responsible Party	Responsbile Person	Due Date
Keypad Design	Keypad Spec	Word File	Infinium	David Doucette	
	Keypad BOM	Excel File	Biostar		
	Approved Vendor List	Excel File	Biostar		
	Assembly Drawing	.pdf File	Biostar		
	Component Specs	.pdf File	Biostar		
	Schematic	PADS/ORCAD	Biostar		
	PCB Layout	Allegro File	Biostar		
	PCB Routing File	Gerber	Biostar		
	PCB Fabrication Dwg	.pdf File	Biostar		
USB PCA Design	Design Spec	Word File	Inifnium	David Doucette	
	BIOS Boot Block Source	Source Code	Biostar		
	EVT Modified BIOS	BIOS Code	Biostar		
	DVT Modified BIOS	BIOS Code	Biostar		
	PVT Modified BIOS	BIOS Code	Biostar		
	Encrypted Compressed BIOS	Binary File	Infinium		
	FPSLIC Code	Binary File	Infinium		
MOBO Validation	Function Test Plan	Word File	Biostar		
	Function Test Results	Word File	Biostar		
	Thermal Test Plan	Word File	Biostar		
	Thermal Test Results	Word File	Biostar		
	Regulatory Test Plan	Word File	Biostar		
	Regulatory Test Results	Word File	Biostar		
	Environmental Test Plan	Word File	Biostar		
	Environmental Test Result	Word File	Biostar		
Graphics PCA Design and Riser	Graphics PCA Spec	Word File	Infinium		
	Prelim BOM with cost	Excel File	Biostar		
	Final BOM with cost	Excel File	Biostar		
	Approved Vendor List	Excel File	Biostar		
	Assembly Drawing	.pdf File	Biostar		
Assembly	**Specification**	**File Type**	**Responsible Party**		
Graphics PCA Design and Riser	Component Qualifications	Word File	Biostar		
	Component Specs	.pdf File	Biostar		

Exhibit B
Phantom Lapboard – Development Deliverables

	Final Schematic	PADS/ORCAD	Biostar		
	Final PCB Layout	Allegro File	Biostar		
	PCB Routing File	Gerber File	Biostar		
	PCB Fabrication Dwg	.pdf File	Biostar		
Graphics PCA & Riser Validation	Function Test Plan	Word File			
	Function Test Results	Word File	Biostar		
	Thermal Test Plan	Word File	Biostar		
	Thermal Test Results	Word File	Biostar		
	Regulatory Test Plan	Word File	Biostar		
	Regulatory Test Results	Word File	Biostar		
	Environmental Test Plan	Word File	Biostar		
	Environmental Test Result	Word File	Biostar		
Power Supply Validation	Power Supply Spec	Word File	Infinium		
	Power Supply Test Plan	Word File	Biostar		
	Power Supply Test Result	Word File	Biostar		
Hard Drive Validation	Hard Drive Spec	Word File	Infinium		
	Hard Drive Test Plan	Word File	Infinium		
	Hard Drive Test Result	Word File	Infinium/Biostar		
Memory Validation	Memory Spec	Word File	Infinium		
	Recommended Vendor	Word File	Biostar		
	Memory Test Plan	Word File	Biostar		
	Memory Test Results	Word File	Biostar		
System Certs	Test Plan/Results	FCC Cert	Biostar		
	Test Plan/Results	UL Cert	Biostar		
	Test Plan/Results	HALT Tests	Infinium		
	Test Plan/Results	Environmental	Biostar		
	Test Plan/Results	Dolby PreTest	Biostar		
	Test Plan/Results	Dolby 5.1 Qual	Infinium		
	Test Plan/Results	FCC Cert	Biostar		

PHANTOM LAPBOARD DEVELOPMENT DELIVERABLES

Exhibit B
Phantom Lapboard – Development Deliverables

Assembly	Quantity	Used For	Deliver To	Responsbile Party	Due Date
EVT MOBO	30	Total Build	Biostar		Done
	20	HW Validate	Biostar		Done
	10	HW Validate	Infinium		30-Sept-04
DVT MOBO	50	Total Build			15-Oct-04
	30	HW Validate	Biostar		15-Oct-04
	20	HW Validate	Infinium		29-Oct-04
Pilot MOBO	200	Process Valid	Biostar		19-Nov-04
Pilot Receiver	200	Process Valid	Biostar		26-Nov-04